UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2009

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST II – SERIES F

(Exact name of Registrant as Specified in its Charter)

Delaware	0-32689	13-4058320
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

World Monitor Trust II – Series F (“Registrant”) entered into an amendment to its Services Agreement with Spectrum Global Fund Administration, L.L.C. (“Spectrum”) to reflect a change in Spectrum’s annual fee from 0.17% to 0.12% of net assets in managed accounts in the name of Registrant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Preferred Investment Solutions Corp. (“Preferred”), the managing owner of Registrant, entered into the Sixth Amended and Restated Declaration of Trust and Trust Agreement dated March 1, 2009 by and among Preferred, Wilmington Trust Company and Registrant’s Unitholders to reflect a change in weekly to monthly accounting.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
3.5	Sixth Amended and Restated Declaration of Trust and Trust Agreement dated March 1, 2009

10.1	Amendment No. 2, dated February 28, 2009, to the Services Agreement dated May 23, 2007, by and between Spectrum Global Fund Administration, L.L.C. and World Monitor Trust II – Series D, World Monitor Trust II – Series E and World Monitor Trust II – Series F

99.4	Letter to Investors dated March 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant in the capacity indicated on March 2, 2009.

WORLD MONITOR TRUST II – SERIES F
(Registrant)

	By:	Preferred Investment Solutions Corp., its Managing Owner

Date: March 2, 2009	By:	/s/ Lawrence S. Block
	Name:	Lawrence S. Block
	Title:	Senior Vice President and
General Counsel